Exhibit 4
FORM OF AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION
 THIS AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION (the Agreement) is made as of the 22nd day of April, 1996 by and among Fidelity Institutional Investors Trust, a Delaware business trust, on behalf of State and Local Asset Management Series: Government Money Market Portfolio
(SLAM), a series of Fidelity Institutional Investors Trust and Fidelity Institutional Cash Portfolios (FICP), a Delaware business trust, on behalf of Treasury, a series of FICP. Fidelity Institutional Investors Trust and FICP may be referred to herein collectively as the "Trusts" or each individually as a "Trust." Treasury and SLAM may be referred to herein collectively as the "Funds" or each individually as the "Fund."
 This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of section 368(a)(1)(C) of the United States Internal Revenue Code of 1986, as amended (the Code). The reorganization will comprise of: (a) the transfer of all of the assets of SLAM to Treasury in exchange solely for Treasury Class I Shares of beneficial interest (the Treasury Shares) and the assumption by Treasury of SLAM's liabilities; and (b) the constructive distribution of the Treasury Shares by SLAM to SLAM shareholders in complete liquidation and termination of SLAM in exchange for all of SLAM's outstanding shares. SLAM shall receive Treasury Shares equal to the number of full and fractional shares in SLAM then outstanding, which SLAM shall then distribute to its shareholders. The foregoing transactions are referred to herein as the "Reorganization."
 In consideration of the mutual promises and subject to the terms and conditions herein, the parties covenant and agree as follows:
1. REPRESENTATIONS AND WARRANTIES OF SLAM. SLAM represents and warrants to and agrees with Treasury that:
(a) SLAM is a series of Fidelity Institutional Investors Trust, a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;
(b) Fidelity Institutional Investors Trust is an open-end, management investment company duly registered under the Investment Company Act of 1940, as amended (the 1940 Act), and such registration is in full force and effect;
(c) The Prospectus and Statement of Additional Information of SLAM dated January 19, 1996, previously furnished to Treasury, did not and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(d) There are no material legal, administrative, or other proceedings pending or, to the knowledge of SLAM, threatened against SLAM which assert liability on the part of SLAM. SLAM knows of no facts which might form the basis for the institution of such proceedings;
(e) SLAM is not in, and the execution, delivery, and performance of this Agreement will not result in, violation of any provision of its Trust Instrument or By-laws, or, to the knowledge of SLAM, of any agreement, indenture, instrument, contract, lease, or other undertaking to which SLAM is a party or by which SLAM is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which SLAM is a party or is bound;
(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Per-Share Data and Ratios, and the Schedule of Investments (including market values) of SLAM at November 30, 1995, have been audited by Coopers & Lybrand L.L.P., independent accountants, and have been furnished to Treasury. Unaudited financial statements and the Schedule of Investments (including market values) for the six-month period ended May 31, 1996 shall be furnished to Treasury promptly following the availability of such documents. Said Statements of Assets and Liabilities and Schedules of Investments fairly present, or will present, the Fund's financial position as of such dates and said Statement of Operations and Changes in Net Assets fairly reflect, or will reflect, its results of operations and changes in financial position for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;
(g) SLAM has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its Statement of Assets and Liabilities and those incurred in the ordinary course of business as an investment company as of November 30, 1995;
(h) The registration statement (Registration Statement) filed with the Securities and Exchange Commission (Commission) by Treasury on Form N-14 relating to the Treasury Shares issuable hereunder and the proxy statement of SLAM included therein (Proxy Statement), on the effective date of the Registration Statement and insofar as they relate to SLAM (i) will comply in all material respects with the provisions of the Securities Act of 1933, as amended (the 1933 Act), the Securities Exchange Act of 1934, as amended (the 1934 Act), and the 1940 Act, and the rules and regulations thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date (as defined in Section 6), the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the Prospectus), as amended or supplemented, insofar as it relates to SLAM, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(i) All material contracts and commitments of SLAM (other than this Agreement) will be terminated without liability to SLAM prior to the Closing Date (other than those made in connection with redemptions of shares and the purchase and sale of portfolio securities made in the ordinary course of business);
(j) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by SLAM of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the securities laws of the District of Columbia and Puerto Rico);
(k) SLAM has filed or will file all federal and state tax returns which, to the knowledge of SLAM's officers, are required to be filed by SLAM and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of SLAM's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;
(l) SLAM has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on the Closing Date (as defined in section 6);
(m) All of the issued and outstanding shares of SLAM are, and at the Closing Date, will be duly and validly issued and outstanding and fully paid and nonassessable as a matter of Delaware law and have been offered for sale in conformity with all applicable federal securities laws. All of the outstanding shares of SLAM will, at the Closing Date, be held by the persons and in the amounts set forth in the list of shareholders submitted to Treasury in accordance with this Agreement;
(n) At the Closing Date, SLAM will have the full right, power, and authority to sell, assign, transfer, and deliver its portfolio securities and any other assets of SLAM to be transferred to Treasury pursuant to this Agreement. At the Closing Date, subject only to the delivery of SLAM's portfolio securities and any such other assets as contemplated by this Agreement, Treasury will acquire SLAM's portfolio securities and any such other assets subject to no encumbrances, liens, or security interests (except for those that may arise in the ordinary course and are disclosed to Treasury) and without any restrictions upon the transfer thereof; and
(o) The execution, performance, and delivery of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of SLAM, and this Agreement constitutes a valid and binding obligation of SLAM enforceable in accordance with its terms, subject to shareholder approval.
2. REPRESENTATIONS AND WARRANTIES OF TREASURY. Treasury represents and warrants to and agrees with SLAM that:
(a) Treasury is a series of FICP, a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;
(b) FICP is an open-end, management investment company duly registered under the 1940 Act, and such registration is in full force and effect;
(c) The Prospectus and Statement of Additional Information of Treasury Class I, dated November 1, 1995, previously furnished to SLAM did not and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(d) There are no material legal, administrative, or other proceedings pending or, to the knowledge of Treasury, threatened against Treasury which assert liability on the part of Treasury. Treasury knows of no facts which might form the basis for the institution of such proceedings;
(e) Treasury is not in, and the execution, delivery, and performance of this Agreement will not result in, violation of any provision of its Trust Instrument or By-laws, or, to the knowledge of Treasury, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Treasury is a party or by which Treasury is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which Treasury is a party or is bound;
(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Per-Share Data and Ratios, and the Schedule of Investments (including market values) of Treasury Class I at March 31, 1995, have been audited by Price Waterhouse LLP, independent accountants, and have been furnished to SLAM together with such unaudited financial statements and Schedule of Investments (including market values) for the six-month period ended September 30, 1995. Said Statements of Assets and Liabilities and Schedules of Investments fairly present its financial position as of such dates and said Statement of Operations and Changes in Net Assets fairly reflect its results of operations and changes in financial position for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;
(g) Treasury has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its Statement of Assets and Liabilities and those incurred in the ordinary course of business as an investment company as of September 30, 1995;
(h) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Treasury of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the securities laws of the District of Columbia and Puerto Rico);
(i) Treasury has filed or will file all federal and state tax returns which, to the knowledge of Treasury's officers, are required to be filed by Treasury and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Treasury's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;
(j) Treasury has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year;
(k) By the Closing Date, the Treasury Shares to be issued to SLAM will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable by Treasury, and no shareholder of Treasury Class I will have any preemptive right of subscription or purchase in respect thereof;
(l) The execution, performance, and delivery of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Treasury, and this Agreement constitutes a valid and binding obligation of Treasury enforceable in accordance with its terms, subject to approval by the shareholders of SLAM;
(m) The Registration Statement and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to Treasury,
(i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date (as defined in section 6), the Prospectus, as amended or supplemented, insofar as it relates to Treasury, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(n) The issuance of the Treasury Shares pursuant to this Agreement will be in compliance with all applicable federal securities laws; and
(o) All of the issued and outstanding Treasury Shares have been offered for sale and sold in conformity with the federal securities laws.
3.  REORGANIZATION.
(a) Subject to the requisite approval of the shareholders of SLAM and to the other terms and conditions contained herein, SLAM agrees to assign, sell, convey, transfer, and deliver to Treasury on the Closing Date (as defined in Section 6) all of the assets of SLAM (as set forth in section 3(b)) existing on the Closing Date. Treasury agrees in exchange therefor:
(i) to assume all of SLAM's liabilities, described in section 3(c), existing on the Closing Date, whether or not determinable on the Closing Date, and (ii) to issue and deliver to SLAM the number of Treasury Shares equal in value (calculated in the manner and as of the time set forth in sections 4(d) and 4(a)) to the net asset value per share of SLAM (calculated in the manner and as of the time set forth in sections 4(b) and 4(a)).
(b) The assets of SLAM to be acquired by Treasury shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest or dividends receivable), claims, choses in action, and other property owned by SLAM, and any deferred or prepaid expenses shown as an asset on the books of SLAM on the Closing Date. SLAM will pay or cause to be paid to Treasury any dividend or interest payments received by it on or after the Closing Date with respect to the assets transferred to Treasury hereunder, and Treasury will retain any dividend or interest payments received by it after the Valuation Time (as defined in Section 4) with respect to the assets transferred hereunder without regard to the payment date thereof.
(c) The liabilities of SLAM to be assumed by Treasury shall include (except as otherwise provided for herein) all of SLAM's liabilities, debts, obligations, and duties, of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, arising in the ordinary course of business, whether or not determinable on the Closing Date, and whether or not specifically referred to in this Agreement. Notwithstanding the foregoing, SLAM agrees to use its best efforts to discharge all of its known liabilities prior to the Closing Date.
 (d) Pursuant to this Agreement, as soon after the Closing Date as is conveniently practicable (the Liquidation Date), SLAM will constructively distribute pro rata to its shareholders of record, determined as of the Valuation Time on the Closing Date, the Treasury Shares in exchange for such shareholders' shares of beneficial interest in SLAM, and SLAM will then be liquidated in accordance with the Trust Instrument of Fidelity Institutional Investors Trust. Such distribution shall be accomplished by the Funds' transfer agent opening accounts on transfer books for the Treasury Shares in the names of the SLAM shareholders and transferring the Treasury Shares thereto. Each SLAM shareholder's account shall be credited with the respective number of full and fractional (rounded to the third decimal place) Treasury Shares due that shareholder. All outstanding SLAM shares, including any represented by certificates, shall simultaneously be canceled on SLAM's share transfer records. Treasury shall not issue certificates representing Treasury Shares in connection with the Reorganization.
(e) Any reporting responsibility of SLAM is and shall remain its responsibility up to and including the date on which it is terminated.
(f) Any transfer taxes payable upon issuance of the Treasury Shares in a name other than that of the registered holder on SLAM's books of the SLAM shares constructively exchanged for the Treasury Shares shall be paid by the person to whom such Treasury Shares are to be issued, as a condition of such transfer.
4.  VALUATION.
(a) The Valuation Time shall be 5:00 p.m. Eastern time on the Closing Date (as defined in section 6) (the Valuation Time).
(b) On the Closing Date, Treasury will deliver to SLAM the number of full and fractional Treasury Shares having an aggregate net asset value equal to the net asset value per share of SLAM multiplied by the number of shares of SLAM then outstanding, determined as provided in this section 4.
(c) The net asset value of the Treasury Shares to be delivered to SLAM, the value of the assets of SLAM transferred hereunder, and the value of the liabilities of SLAM to be assumed hereunder shall in each case be determined as of the Valuation Time.
(d) The net asset value per share of the Treasury Shares shall be computed in the manner set forth in the then-current Treasury Class I Prospectus and Statement of Additional Information, and the value of the assets of SLAM as well as its net asset value per share shall be computed in the manner set forth in the then-current SLAM Prospectus and Statement of Additional Information.
(e) All computations pursuant to this Section shall be made by or under the direction of Fidelity Service Co., a division of FMR Corp., in accordance with its regular practice as pricing agent for SLAM and Treasury.
5.  FEES; EXPENSES.
(a) Pursuant to SLAM's management contract with Fidelity Management & Research Company (FMR), FMR will pay all fees and expenses, including legal, accounting, printing, filing, and proxy solicitation expenses, portfolio transfer taxes (if any), or other similar expenses incurred in connection with the transactions contemplated by this Agreement (but not including costs incurred in connection with the purchase or sale of portfolio securities).
(b) Each of Treasury and SLAM represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.
6.   CLOSING DATE
(a) The Reorganization, together with related acts necessary to consummate the same, unless otherwise provided herein, shall occur at the principal office of the Trusts, 82 Devonshire Street, Boston, Massachusetts, at the Valuation Time on July 31, 1996 (Closing Date), or at some other time, date, and place agreed to by SLAM and Treasury.
(b) In the event that on the Closing Date: (i) the Federal Reserve Bank of New York is closed, (b) the market for government securities is closed to trading or trading thereon is restricted, or (ii) trading or the reporting of trading on said market or elsewhere is disrupted so that accurate appraisal of the value of the total net assets of SLAM and Treasury is impracticable, the Closing Date shall be postponed until the first business day after the day when such trading shall have been fully resumed and such reporting shall have been restored, or such other date as the parties may agree.
7.  SHAREHOLDER MEETING AND TERMINATION OF SLAM
(a) SLAM agrees to call a meeting of its shareholders to be held after the effective date of the Registration Statement, to consider transferring its assets to Treasury as herein provided, adopting this Agreement, and authorizing the liquidation of SLAM.
(b) SLAM agrees that as soon as reasonably practicable after the distribution of the Treasury Shares, SLAM shall be terminated as a series of Fidelity Institutional Investors Trust pursuant to its Trust Instrument, any further actions shall be taken in connection therewith as required by applicable law, and on and after the Closing Date, SLAM shall not conduct any business except in connection with its liquidation and termination.
8. CONDITIONS TO OBLIGATIONS OF TREASURY. The obligations of Treasury hereunder shall be subject to the following conditions:
(a) That SLAM furnishes to Treasury a statement, dated as of the Closing Date, signed by the Treasurer or Assistant Treasurer of SLAM, certifying that as of the Valuation Time on the Closing Date all representations and warranties of SLAM made in this Agreement are true and correct in all material respects and that SLAM has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;
(b) That SLAM, on or prior to the Closing Date, furnishes Treasury with copies of the resolutions, certified by an officer of Fidelity Institutional Investors Trust, evidencing the adoption of this Agreement and the approval of the transactions contemplated herein by the requisite vote of the holders of the outstanding shares of beneficial interest of SLAM;

(c) That, on or prior to the Closing Date, SLAM will declare one or more dividends or distributions which, together with all previous such dividends or distributions, shall have the effect of distributing to the shareholders of SLAM substantially all of SLAM's investment company taxable income and its net realized capital gain, if any, as of the Closing Date;
(d) That SLAM shall deliver to Treasury, at the Closing, a Statement of Assets and Liabilities, together with a list of its portfolio securities showing each such security's adjusted tax basis and holding period by lot, with values determined as provided in Section 4 of this Agreement, all as of the Valuation Time, certified on SLAM's behalf by its Treasurer or Assistant Treasurer;
(e) That SLAM's custodian shall deliver to Treasury a certificate identifying the assets of SLAM held by such custodian as of the Valuation Time on the Closing Date and stating that at the Valuation Time: (i) the assets held by the custodian will be transferred to Treasury; (ii) SLAM's assets have been duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof; and (iii) to the best of the custodian's knowledge, all necessary taxes in conjunction with the delivery of the assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made;
(f) That SLAM's transfer agent shall deliver to Treasury at the Closing a certificate setting forth the number of shares of SLAM outstanding as of the Valuation Time and the name and address of each holder of record of any such shares and the number of shares held of record by each such shareholder;
(g) That SLAM calls a meeting of its shareholders to be held after the effective date of the Registration Statement, to consider transferring its assets to Treasury as herein provided, adopting this Agreement, and authorizing the liquidation and termination of SLAM;
(h) That SLAM delivers to Treasury a certificate of an officer, dated the Closing Date, that there has been no material adverse change in SLAM's financial position since November 30, 1995, other than changes in the market value of its portfolio securities, or changes due to net redemptions of its shares, dividends or other distributions paid, or losses from operations; and
(i) That all of the outstanding shares of beneficial interest of SLAM shall have been offered for sale and sold in conformity with all applicable state securities laws, and, to the extent that any audit of the records of SLAM or its transfer agent by Treasury or its agents shall have revealed otherwise, SLAM shall have taken all actions that in the opinion of Treasury are necessary to remedy any prior failure on the part of SLAM to have offered for sale and sold such shares in conformity with such laws.
9.  CONDITIONS TO OBLIGATIONS OF SLAM.
(a) That Treasury shall have executed and delivered to SLAM an Assumption of Liabilities, certified by an officer of FICP, dated as of the Closing Date pursuant to which Treasury will assume all of the liabilities of SLAM existing on the Closing Date in connection with the transactions contemplated by this Agreement;
(b) That Treasury furnishes to SLAM a statement, dated as of the Closing Date, signed by the Treasurer or Assistant Treasurer of Treasury, certifying that, as of the Valuation Time and the Closing Date, all representations and warranties of Treasury made in this Agreement are true and correct in all material respects, and Treasury has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates; and
(c) That SLAM shall have received an opinion of Kirkpatrick & Lockhart LLP, counsel to SLAM and Treasury, to the effect that the Treasury Shares are duly authorized and, upon delivery to SLAM as provided in this Agreement, will be validly issued and fully paid and nonassessable by Treasury and no shareholder of Treasury Class I has any preemptive right of subscription or purchase in respect thereof.
10.  CONDITIONS TO OBLIGATIONS OF TREASURY AND SLAM.
(a) That this Agreement shall have been adopted and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of beneficial interest of SLAM;
(b) That all consents of other parties and all other consents, orders, and permits of federal, state, and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, including "no action" positions of such federal or state authorities) deemed necessary by Treasury or SLAM to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of Treasury or SLAM, provided that either party hereto may for itself waive any of such conditions;
(c) That all proceedings taken by either Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to it and its counsel, Kirkpatrick & Lockhart LLP;
(d) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement;
(e) That the Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Treasury or SLAM, threatened by the Commission; and
(f) That Treasury and SLAM shall have received an opinion of Kirkpatrick & Lockhart LLP satisfactory to Treasury and SLAM for federal income tax purposes:
 (i) The Reorganization will be a reorganization under section 368(a)(1)(C) of the Code, and SLAM and Treasury will each be parties to the reorganization under section 368(b) of the Code;
 (ii) No gain or loss will be recognized by SLAM upon the transfer of all of its assets to Treasury in exchange solely for the Treasury Shares and Treasury's assumption of SLAM's liabilities followed by the distribution of those Treasury Shares to the shareholders of SLAM;
 (iii) No gain or loss will be recognized by Treasury on the receipt of SLAM's assets in exchange solely for the Treasury Shares and the assumption of SLAM's liabilities;
 (iv) The basis of SLAM's assets in the hands of Treasury will be the same as the basis of such assets in SLAM's hands immediately prior to the Reorganization;
 (v) Treasury's holding period in the assets to be received from SLAM will include SLAM's holding period in such assets;
 (vi) A SLAM shareholder will recognize no gain or loss in the exchange of his or her shares of beneficial interest in SLAM solely for the Treasury Shares;
 (vii) A SLAM shareholder's basis in the Treasury Shares to be received by him or her will be the same as his or her basis in the SLAM shares exchanged solely therefor;
 (viii) A SLAM shareholder's holding period for his or her Treasury Shares will be determined by including the period for which he or she held the SLAM shares exchanged therefor, provided that those SLAM shares were held as capital assets on the date of the Reorganization.

 Notwithstanding anything herein to the contrary, neither of SLAM nor Treasury may waive the conditions set forth in this subsection 10(f).
11.  COVENANTS OF TREASURY AND SLAM.
(a) Treasury and SLAM each covenants to operate its respective business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the payment of customary dividends and distributions;
(b) SLAM covenants that it is not acquiring the Treasury Shares for the purpose of making any distribution other than in accordance with the terms of this Agreement;
(c) SLAM covenants that it will assist Treasury in obtaining such information as Treasury reasonably requests concerning the beneficial ownership of SLAM's shares; and
(d) SLAM covenants that its liquidation and termination will be effected in the manner provided in its Trust Instrument in accordance with applicable law and after the Closing Date, SLAM will not conduct any business except in connection with its liquidation and termination.
12.  TERMINATION; WAIVER.
 Treasury and SLAM may terminate this Agreement by mutual agreement. In addition, either Treasury or SLAM may at its option terminate this Agreement at or prior to the Closing Date because:
 (i) of a material breach by the other of any representation, warranty, or agreement contained herein to be performed at or prior to the Closing Date; or
 (ii) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.
In the event of any such termination, there shall be no liability for damages on the part of SLAM or Treasury, or their respective Trustees or officers.
13.  SOLE AGREEMENT; AMENDMENTS; WAIVERS; SURVIVAL OF WARRANTIES.
(a) This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of the State of Delaware.
(b) This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the respective President, any Vice President, or Treasurer of Treasury or SLAM; provided, however, that following the shareholders' meeting called by SLAM pursuant to Section 7 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Treasury Shares to be paid to SLAM shareholders under this Agreement to the detriment of such shareholders without their further approval.
(c) Either Fund may waive any condition to its obligations hereunder, provided that such waiver does not have any material adverse effect on the interests of such Fund's shareholders.
 The representations, warranties, and covenants contained in the Agreement, or in any document delivered pursuant hereto or in connection herewith, shall survive the consummation of the transactions contemplated hereunder.

14.  TRUST INSTRUMENTS.
 A copy of the Trust Instrument of each Fund is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Fund as trustees and not individually and that the obligations of each Fund under this instrument are not binding upon any of such Fund's Trustees, officers, or shareholders individually but are binding only upon the assets and property of such Fund. Each Fund agrees that its obligations hereunder apply only to such Fund and not to its shareholders individually or to the Trustees of such Fund.
15.  ASSIGNMENT.
 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.
 This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.
 IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by an appropriate officer.
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